UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange of 1934

August 25, 2004

(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12054	33-0565601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO 83712
(Address of principal executive offices, including zip code)

208 / 386-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On August 25, 2004, our wholly owned subsidiary, Washington Group International, Inc., an Ohio corporation, entered into an agreement with BNFL USA Group Inc., a wholly owned subsidiary of British Nuclear Fuels plc (“BNFL”), to acquire, effective July 31, 2004, BNFL’s 40 percent indirect economic interest in Westinghouse Government Services Company LLC (“WGSC”) and BNFL’s 40 percent equity interest in Westinghouse Government Environmental Services Company LLC (“WGES”).  We refer to the businesses operated by WGSC and WGES as the Westinghouse Businesses.  Through the acquisition of BNFL’s interests, we will expand our controlling interest in the Westinghouse Businesses to 100 percent.  The Westinghouse Businesses currently make up a significant part of our Energy & Environment business unit and a small part of our Defense business unit.

Under the terms of the agreement, we will pay BNFL the following as consideration for the acquisition:

•                  40 percent of the net profits earned on the contracts, both existing and awarded to us in the future, at the legacy U.S. Department of Energy (“DOE”) and Department of Defense sites (the sites where the Westinghouse Businesses held contracts as of the March 19, 1999 acquisition of the Westinghouse Businesses by us and BNFL from CBS Corporation (now Viacom, Inc.));

•                  40 percent of the net profits earned, now and in the future, by THOR Treatment Technologies and WGES’ Government Technical Services Division and its Engineered Products Department (and 40% of the net proceeds of any divestiture of such division and department);

•                  16 percent of the net profits earned on our contract to support the DOE’s Hanford Waste Treatment Project in Richland, Washington; and

•                  10 percent of the aggregate annual net profits through September 30, 2012 from all other contracts entered into on or after July 30, 2004 with the DOE (the “Other DOE Contracts”).  For purposes of determining the aggregate annual net profits derived from the Other DOE Contracts, only contracts under which we are earning a profit will be taken into account.  Other DOE Contracts under which we are incurring a loss will not offset the annual aggregate net profits attributable to the profitable Other DOE Contracts.

BNFL will retain its portion of the liabilities that the Westinghouse Businesses incurred through July 30, 2004.  BNFL will also contribute up to $5.5 million per year to the Westinghouse Businesses to cover the costs associated with pursuing and obtaining new contracts and will remain 40 percent responsible for the costs of any underfunded defined benefit obligations for personnel participating in the plans as of July 30, 2004.

The acquisition is subject to approval by the DOE, which is the primary customer of the Westinghouse Businesses, and standard antitrust review.

For additional information regarding our agreement with BNFL, see the news release issued by us on August 25, 2004, a copy of which is included in this current report on Form 8-K as Exhibit 99.1.

Item 9.01                                                 Financial Statements and Exhibits

(a)                                  Financial statements of businesses acquired:

Not applicable.

(b)                                 Pro forma financial information:

Not applicable.

(c)                                  Exhibits.  The following exhibit is filed as a part of this current report on Form 8-K:

Exhibit Number	Description

99.1	Washington Group International, Inc. news release, dated August 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC. (a Delaware Corporation)

	By:	/s/ Craig G. Taylor
		Name:	Craig G. Taylor
		Title:	Secretary

Dated: August 26, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Washington Group International, Inc. news release, dated August 25, 2004.